Exhibit 99.1

Recro Pharma Completes Acquisition of IV/IM Meloxicam and cGMP

Manufacturing Facility and Business Unit from Alkermes

•	Transformative Acquisition Diversifies Recro Pharma’s Development Risk with Second, Complementary Acute Pain Product

•	Phase III-Ready, Long-Acting Injectable Meloxicam Has Demonstrated Robust Efficacy, Good Tolerability in Multiple Phase II Trials

•	Transaction Includes Cash Flow Positive Manufacturing, Royalty and Formulation Business

MALVERN, PA, April 13, 2015 – Recro Pharma, Inc. (Nasdaq: REPH) today announced the completion of its previously announced acquisition of assets from Alkermes plc and its affiliates including worldwide rights to IV/IM meloxicam, a proprietary, Phase III-ready, long-acting COX-2 NSAID for moderate to severe acute pain, and a contract manufacturing facility, royalty and formulation business.

“Completion of this transaction is a significant corporate milestone for Recro Pharma as it provides a second, complementary, Phase III-ready acute pain product to our portfolio, and adds infrastructure and cash flow which may help fund the development of our pipeline in the future,” said Gerri Henwood, Recro Pharma’s CEO. “With upcoming top-line data readout of our Post Op Day 1 Phase II trial of Dex-IN mid-year 2015, we are excited for the potential of having two drug candidates in Phase III for the treatment of acute pain by the end of this year.”

Under the terms of the agreement, Recro Pharma paid Alkermes $50 million up-front and obtained the rights to IV/IM meloxicam and ownership of a cGMP manufacturing facility and related business located in Gainesville, GA. In 2014, this facility generated over $70 million in unaudited revenues. Alkermes is eligible to receive up to an additional $120 million in milestone payments upon the achievement of certain regulatory and net sales milestones and royalties, related to IV/IM meloxicam. At closing, Recro Pharma issued Alkermes a seven-year warrant to purchase an aggregate of 350,000 shares of Recro Pharma common stock. The $50 million up-front payment was funded via a five-year senior secured term loan with an affiliate of OrbiMed (“OrbiMed”). In conjunction with the term loan, Recro Pharma issued OrbiMed a seven-year warrant to purchase an aggregate of 294,928 shares of Recro Pharma common stock.

About Recro Pharma, Inc.

Recro Pharma is a revenue generating specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of acute post operative pain. Recro Pharma is currently developing IV/IM meloxicam, a proprietary, Phase III-ready, long-acting COX-2 NSAID, and Dex-IN, a proprietary intranasal formulation of dexmedetomidine in Phase II, for the treatment of acute pain. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress while maintaining analgesic effect.

As a result of this acquisition, Recro Pharma also owns and operates an 87,000 square foot, DEA-licensed facility that manufactures 5 commercial products and receives royalties associated with the sales of these products.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in the forward-looking statements set forth in this press release including, without limitation: the success of Recro’s products and of the newly acquired products; the parties’ ability to satisfy the purchase agreement conditions (including required regulatory approvals); Recro’s ability to realize anticipated growth, synergies and costs savings from the acquisition; changes in laws and regulations; Recro’s ability to successfully integrate the acquired operations, technology and products and to realize anticipated growth, synergies and cost savings; Recro’s ability to successfully develop, obtain regulatory approvals or commercialize new products and Recro’s ability to protect intellectual property rights. In addition, the forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov. Recro pharma assumes no obligation to update any such forward looking statements.

CONTACT:	Recro Pharma, Inc.
Charles T. Garner
Chief Financial Officer
(484) 395-2425

Media and Investors:
Argot Partners
Susan Kim
(212) 600-1902
susan@argotpartners.com